EXHIBIT 5.1

              [LETTERHEAD OF WOMBLE CARLYLE SANDRIDGE & RICE, PLLC]

November 7, 2000

RF Micro Devices, Inc.
7628 Thorndike Road
Greensboro, North Carolina 27409

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         We are acting as counsel for RF Micro Devices, Inc., a North Carolina corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of $300,000,000 aggregate principal amount of 3.75% Convertible Subordinated Notes due 2005 (the "Notes"), and 6,654,097 shares of Common Stock, no par value (the "Common Stock"), of the Company, and an indeterminate number of additional shares of Common Stock as may be required for issuance upon conversion of the Notes (the "Conversion Shares"). The Notes and the Conversion Shares are to be offered and sold by certain securityholders of the Company (the "Selling Securityholders"). In this regard we have participated in the preparation of a Registration Statement on Form S-3 relating to the Notes and the Conversion Shares. (Such Registration Statement, as it may be amended from time to time, is herein referred to as the "Registration Statement").

         We have reviewed the Registration Statement, the articles of incorporation and bylaws of the Company, each as amended to date, and have examined the originals, or copies certified or otherwise identified to our satisfaction, of corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In rendering this opinion, we have relied upon certificates of public officials and officers of the Company with respect to the accuracy of the factual matters contained in such certificates.

         In connection  with such review,  we have assumed with your  permission
(i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; and (iii) the proper issuance and accuracy of certificates of public officials and officers and agents of the Company.

         This opinion is limited to the laws of the State of North Carolina, excluding local laws of the State of North Carolina (i.e., the statutes and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions of, or authorities or quasi-governmental bodies constituted under the laws of, the State of North Carolina and judicial decisions to the extent they deal with any of the foregoing), and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

         Based on and subject to the foregoing and the qualifications and limitations set forth below, and having regard for such legal considerations as we deem relevant, it is our opinion that the Notes have been duly authorized and are binding obligations of the Company entitled to the benefits of the Indenture dated as of August 1, 2000, between the Company and First Union National Bank as Trustee. We are of the further opinion that the Conversion Shares have been duly authorized and, when issued by the Company upon conversion of the Notes in accordance with the Indenture, will be legally issued, fully paid and nonassessable.

         We hereby  consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement and to the use of our name in the Registration Statement under the caption "Legal Matters" in the prospectus included as a part thereof. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or other rules and regulations of the Commission thereunder.


                                   Very truly yours,

                                   WOMBLE CARLYLE SANDRIDGE & RICE
                                   A Professional Limited Liability Corporation

                                  /s/ Womble Carlyle Sandridge & Rice, PLLC